Exhibit 21.1

LIST OF SUBSIDIARIES OF MORTGAGEBROKERS.COM HOLDINGS, INC.

1.           MortgageBrokers.com Financial Group of Companies Inc.
Canadian Federal Corporation
100 King Street West, Suite 5310
Toronto, Ontario, Canada
M5X 1E3

2.           MBKR Holdings, Inc.
Canadian Federal Corporation
100 King Street West, Suite 5310
Toronto, Ontario, Canada
M5X 1E3

3.           MortgageBrokers.com Franchising Inc.
Canadian Federal Corporation
100 King Street West, Suite 5310
Toronto, Ontario, Canada
M5X 1E3

4.           MortgageBrokers.com Inc.
Ontario Corporation
100 King Street West, Suite 5310
Toronto, Ontario, Canada
M5X 1E3